UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2012

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2012, AOL Inc. (“AOL” or the “Company”) entered into a fixed dollar collared accelerated stock repurchase agreement with Barclays Capital Inc. (“Barclays”), as agent for Barclays Bank PLC, effective August 27, 2012 (the “ASR Agreement”). Under the ASR Agreement, on August 30, 2012, AOL will pay $600 million from cash on hand to Barclays to repurchase outstanding shares of AOL common stock, par value $0.01 (the “Common Stock”), plus an additional payment equal to the present value of the special dividend announced on August 27, 2012 with respect to those shares deliverable under the ASR Agreement prior to the ex-dividend date of the special dividend. Also on August 30, 2012, Barclays will deliver approximately 4 million shares to AOL and those shares will be held in the treasury of the Company.

The specific number of shares that AOL ultimately will repurchase under the ASR Agreement will be based generally on the share price of AOL Common Stock over a valuation period in accordance with the terms of the ASR Agreement, subject to a floor and cap provision that establishes a minimum and maximum number of repurchased shares, and subject to an agreed adjustment for the value of the special dividend announced by the Company on August 27, 2012. The minimum and maximum share number will depend generally on the share price at which Barclays purchases shares of AOL’s Common Stock during an initial hedging period, during which Barclays will establish an initial hedge position in respect of its obligations to deliver shares under the ASR Agreement. Barclays will be required to make additional share deliveries under the ASR Agreement after the initial hedge period, and AOL will receive delivery of a substantial majority of shares underlying the transaction before the end of the year. On final settlement of the ASR Agreement, AOL may be entitled to receive additional shares of AOL Common Stock, or, if it elects, cash, from Barclays, or, under certain circumstances specified in the ASR Agreement, AOL may be required to deliver shares or make a cash payment, at its option, to Barclays. In connection with this transaction, Barclays is expected to purchase AOL Common Stock in the open market.

The impact of the announcement today of the Company’s special, one-time, cash dividend of $5.15 per share, payable on December 14, 2012 to shareholders of record at the close of business on December 5, 2012 has been factored into the pricing mechanism in the ASR Agreement. Our estimated shares outstanding on December 5, 2012 for the purposes of calculating the dividend per share amount represents our estimate of the shares outstanding on that date plus all unvested employee restricted stock unit awards and performance stock unit awards. For purposes of calculating the dividend per share, the shares that Barclays will deliver to AOL prior to the ex-dividend date are included in the calculation even though for accounting purposes they will be excluded from our weighted average shares outstanding. This is due to the fact that Barclays will receive the present value of the dividend attributable to those shares at the beginning of the ASR Agreement.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase transaction, including, but not limited to, the mechanism used to determine the number of shares that will be delivered (as well as minimum and maximum share amounts), the required timing of delivery of the shares, the specific circumstances under which Barclays is permitted to make adjustments to the transaction, the specific circumstances under which the transaction may be terminated early, certain circumstances under which Barclays could be entitled to deliver fewer than the minimum number of shares (or AOL could be required to deliver shares or cash, at its option, to Barclays), and various acknowledgements, representations and warranties made by AOL and Barclays to one another.

The Company will file a copy of the ASR Agreement as an exhibit to its Form 10-Q for the quarter ended September 30, 2012. The above summary is qualified in its entirety by reference to the ASR Agreement.

The information set forth under Item 3.03 below of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On August 26, 2012, the Company declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of Common Stock. The dividend is payable to stockholders of record of the Company as of the close of business on September 7, 2012.

The following is a summary description of the Rights. This summary is intended to provide a general description and should be read together with the Tax Asset Protection Plan, dated as of August 27, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Plan”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan.

The Plan was adopted in an effort to protect stockholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses, capital losses and certain “built-in losses” (collectively, the “Tax Attributes”) to reduce potential future federal income tax obligations may become substantially limited. The Company has substantial Tax Attributes. Under the Internal Revenue Code and regulations promulgated by the U.S. Treasury Department, the Company may carry forward or otherwise utilize these Tax Attributes in certain circumstances to offset any current and future taxable income and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the Tax Attributes do not otherwise become limited, the Company believes that it will have available a significant amount of Tax Attributes in future years, and therefore these Tax Attributes could be a substantial asset to the Company. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code, its ability to use the Tax Attributes may be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, which could therefore significantly impair the value of that asset. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period.

The Plan is intended to act as a deterrent to any person acquiring beneficial ownership of 4.9% or more of the Company’s outstanding Common Stock without the approval of the Board. Stockholders who beneficially own 4.9% or more of the Company’s outstanding Common Stock as of the execution of the Plan will not trigger the Plan so long as they do not acquire beneficial ownership of additional shares of Common Stock. In addition, changes in beneficial ownership solely as a result of a reduction in the number of shares of Common Stock outstanding (including as a result of repurchases under the ASR Agreement) will not trigger the Plan.

The Rights. One Right will be issued for each outstanding share of Common Stock to stockholders of record as of the close of business on September 7, 2012. One Right will also be issued together with each share of Common Stock issued after September 7, 2012 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date.

Subject to the terms, provisions and conditions of the Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for a purchase price of $100 (the “Purchase Price”). If issued, each fractional share of Series A Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

Initial Exercisability. The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 4.9% or more of the Company’s outstanding Common Stock (or, in the case of a person that had beneficial ownership of 4.9% or more of the Company’s outstanding Common Stock as of the execution of the Plan, by obtaining beneficial ownership of additional shares of Common Stock) and (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.

The Company refers to the date that the Rights become exercisable as the “Distribution Date.” Until the Distribution Date, Common Stock certificates or the ownership statements issued with respect to uncertificated shares of Common Stock will evidence the Rights. Any transfer of shares of Common Stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until the Board has determined to effect an exchange pursuant to the Plan (as described below).

Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of Common Stock having a market value of two times the Purchase Price.

Redemption. At any time until a person becomes an “Acquiring Person”, the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights that have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series A Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or fractional share of Series A Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio. The Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the beneficial owner of 50% or more of the Company’s outstanding Common Stock.

Expiration. The Rights and the Plan will expire on the earlier of (i) the Close of Business on the earlier of (a) August 27, 2015 or (b) August 27, 2013 if stockholder approval of the Plan has not been received by or on such date, (ii) the time at which the Rights are redeemed pursuant to the Plan, (iii) the time at which the Rights are exchanged in full pursuant to the Plan, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Benefits.

Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series A Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or Common Stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments. For so long as the Rights are redeemable, the Board may supplement or amend any provision of the Plan in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, the Board may supplement or amend the Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Plan which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the Plan again becoming amendable other than in accordance with this sentence.

The above description of the Plan has been included to provide investors and security holders with information regarding the terms of the Plan and is qualified in its entirety by reference to the Plan and the exhibits thereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Plan described in Item 3.03 above, on August 27, 2012, the Company will file a Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of the Company with the Secretary of State of the State of Delaware. A copy of the form of Certificate of Designation is attached hereto as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure

On August 27, 2012, the Company also announced that the Company declared a special cash dividend, in the amount of $5.15 per outstanding share of Common Stock, to the Company’s stockholders of record as of the close of business on December 5, 2012. It is anticipated that the special dividend will be paid on December 14, 2012.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. With respect to the special cash dividend declared by the Company, the Board may, in its sole discretion, adjust the per share special dividend amount to reflect certain extraordinary corporate transactions or events that may be effected prior to the tenth day before the dividend record date that would materially affect the number of shares of common stock outstanding as of the record date. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” section contained in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”), filed with the SEC. In addition, we operate a web services company in a highly competitive, rapidly changing and consumer- and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management’s expectations because of changes in such factors. Achieving our business and financial objectives, including growth in operations and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the “Risk Factors” section contained in the Annual Report as well as, among other things: 1) our ability to consummate the transactions contemplated by the ASR Agreement, including but not limited to the timing and amount of any payments made and shares repurchased; 2) our ability to pay the special cash dividend, including but not limited to the timing and amounts paid pursuant to the dividend; 3) fluctuations in the market price of our shares; 4) changes in our plans, strategies and intentions; 5) continual decline in market valuations associated with our cash flows and revenues; 6) the impact of significant acquisitions, dispositions and other similar transactions; 7) our ability to attract and retain key employees; 8) any negative unintended consequences of cost reductions, restructuring actions or similar efforts, including with respect to any associated savings, charges or other amounts; 9) market adoption of new products and services; 10) the failure to meet earnings expectations; 11)

asset impairments; 12) decreased liquidity in the capital markets; 13) our ability to access the capital markets for debt securities or bank financings; and 14) the impact of “cyber-warfare” or terrorist acts and hostilities or of security breaches or privacy concerns.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Form of Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of AOL Inc.

4.1	Tax Asset Protection Plan, dated as of August 27, 2012, between AOL Inc. and Computershare Trust Company, N.A.

99.1	Press release of AOL Inc. dated August 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Julie Jacobs
Name:	Julie Jacobs
Title:	Executive Vice President, General Counsel
and Corporate Secretary

Date: August 27, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Form of Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of AOL Inc.

4.1	Tax Asset Protection Plan, dated as of August 27, 2012, between AOL Inc. and Computershare Trust Company, N.A.

99.1	Press release of AOL Inc. dated August 27, 2012.

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